SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 19, 1999

                                  TALK.COM INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-26728                                   23-2827736
        -------                                  -------------
Commission File Number                 (IRS Employer Identification No.)


12020 Sunrise Valley Drive, Reston VA                     22091
-------------------------------------                    -------
(Address of principal executive offices)                (Zip Code)

                                  703-391-7500
                         ------------------------------
                         Registrant's telephone number,
                               including area code


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Item 5.  Other Events.

             STOCKHOLDER RIGHTS PLAN. On August 19, 1999, Talk.com Inc. announced that its Board of Directors had adopted a Stockholder Rights Plan and declared a dividend of rights to purchase shares of Talk.com Inc. Series A Junior Participating Preferred Stock, par value $0.01 per share, to Talk.com Inc. stockholders of record on August 30, 1999. This action is further described in the press release included as Exhibit 99.1 to this report, which description is incorporated herein by reference.

             AOL INVESTMENT AGREEMENT. Talk.com Inc. has received a letter from America Online, Inc. ("AOL") indicating that it does not intend in the near term to exercise certain rights under its Investment Agreement with Talk.com to require Talk.com to reimburse AOL for shortfalls on sales of the Talk.com shares that it acquired in January 1999. As previously reported, in connection with the acquisition by AOL of 4,121,372 shares of Talk.com common stock, Talk.com agreed in the Investment Agreement to reimburse AOL for certain losses AOL may incur on the sale of any of these shares for less than $19 per share during the period from June 1, 1999 to September 30, 2000. To date, AOL has not exercised these rights to seek shortfall reimbursement from Talk.com and, in a letter to Talk.com dated August 25, 1999, AOL stated that it did not intend to exercise these reimbursement rights any earlier than December 31, 1999. Talk.com understands that AOL has made no decision regarding the exercise of these rights after December 31, 1999. A copy of the AOL letter is included as Exhibit 99.2 to this report.


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Item 7.  Financial Statements and Exhibits.

    (c)  Exhibits

    99.1 Press release dated August 19, 1999.

    99.2 Letter dated August 26, 1999 from America Online, Inc. to Talk.com.

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                                    SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             TALK.COM INC.

Dated:  August 25, 1999             By:    /s/ Aloysius T. Lawn, IV
                                          --------------------------
                                          Name:  Aloysius T. Lawn, IV
                                          Title: Secretary and General Counsel
















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                                  EXHIBIT LIST

     99.1 Press release dated August 19, 1999.

     99.2 Letter dated August 25, 1999 from America Online, Inc. to Talk.com.